UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 20, 2012

TrustCo Bank Corp NY
(Exact name of registrant as specified in its charter)

NEW YORK	0-10592	14-1630287
State or Other Jurisdiction of Incorporation or Organization	Commission File No.	I.R.S. Employer Identification Number

5 SARNOWSKI DRIVE, GLENVILLE, NEW YORK 12302
(Address of principal executive offices)

(518) 377-3311
(Registrant’s Telephone Number,
Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TrustCo Bank Corp NY

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 20, 2012, the Board of Directors of TrustCo Bank Corp NY (“TrustCo”) approved Amendment No. 1 to the TrustCo Bank Corp NY 2010 Equity Incentive Plan and approved Amendment No. 1 to the TrustCo Bank Corp NY 2010 Directors Equity Incentive Plan.  Both amendments explicitly prohibit the Company from re-issuing or “recycling” shares under the plans when shares subject to an award have not become outstanding.  Copies of the amendments accompany this filing as exhibits 10(a) and 10(b).

Item 8.01.	Other Events

On March 20, 2012, the Board of Directors of TrustCo Bank Corp NY (“TrustCo”) approved updated Corporate Governance Guidelines.  The updates require that senior officers subject to minimum stock ownership guidelines must retain shares obtained through the exercise of stock options and through restricted stock awards until the minimum ownership level is met, and also prohibit directors and executive officers from hedging their ownership of Company shares through options, forward transactions or other means.  A copy of this document accompanies this filing as exhibits 10(c) and will be posted on the Company’s website.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Reg S-K Exhibit No.	Description

10(a)	Amendment No. 1 to the TrustCo Bank Corp NY 2010 Equity Incentive Plan

10(b)	Amendment No. 1 to the TrustCo Bank Corp NY 2010 Directors Equity Incentive Plan

10(c)	Corporate Governance Guidelines

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 20, 2012

TrustCo Bank Corp NY
(Registrant)

	By:	/s/ Robert T. Cushing
Robert T. Cushing
Executive Vice President and
Chief Financial Officer

Exhibits Index

The following exhibits are filed herewith:

Reg S-K Exhibit No.	Description	Page

10(a)	Amendment No. 1 to the TrustCo Bank Corp NY 2010 Equity Incentive Plan	5-6

10(b)	Amendment No. 1 to the TrustCo Bank Corp NY 2010 Directors Equity Incentive Plan	7-8

10(c)	Corporate Governance Guidelines	9-12